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                                                                    EXHIBIT 10.2
                                  CMGI, INC.

            AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN


1.  Purpose.  This 1995 Employee Stock Purchase Plan (as amended and restated,
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the "Plan") is intended to encourage and assist employees of CMGI, Inc. (the
"Corporation") and the employees of any present or future designated subsidiaries of the Corporation in acquiring a stock ownership interest in the Corporation. The Plan is intended to be an Employee Stock Purchase Plan under, and complying with, the terms and conditions of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

2.  Stock Subject to the Plan.  Subject to adjustment pursuant to Section 12 of
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the Plan, the aggregate number of shares of Common Stock, $.01 par value per share, of the Corporation (the "Common Stock") which may be sold under this Plan pursuant to the exercise of non-transferable options granted under this Plan to participating employees is 56,000,000 (as adjusted through June 9, 2000), less such number of shares as may from time to time be issued pursuant to the Corporation's 1986 Stock Option Plan, as amended and/or restated from time to time. The shares may be authorized but unissued, or reacquired, shares of Common Stock. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

3.  Quarterly Periods.  As used herein, the term "quarterly period" shall mean
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the three-month period beginning on the first day of each of the Corporation's fiscal quarters and ending on the last day of each of the Corporation's fiscal quarters.

4.  Eligibility.  Any employee of the Corporation or any of its present or
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future designated subsidiaries (except (a) any employee who, immediately after the grant of an option hereunder, directly or by attribution owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary of the Corporation, or (b) any employee whose customary employment is 20 hours or less per week, or (c) any employee whose customary employment is for not more than five months in any calendar year) is eligible to participate in the Plan on the first day of the first quarterly period following commencement of employment. Any subsidiary of the Corporation, including future subsidiaries, may or may not be designated by the Board of Directors of the Corporation as a subsidiary whose employees may participate in the Plan as provided above.

    For purposes of the Plan, "subsidiary" shall have the meaning set forth in
Section 424(f) of the Code.

5.  Participation.  Any eligible employee's participation in the Plan shall be
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effective as of the first day of the quarterly period following the day on which the employee completes, signs and returns to the Corporation a Stock Purchase Plan Application and
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Payroll Deduction Authorization form indicating his or her acceptance of and agreement to the terms and conditions of the Plan and indicating the employee's standing level of contribution to the Plan in accordance with Paragraph 6 below. Participation of any employee in the Plan is entirely voluntary. All eligible employees who elect to participate in the Plan shall have the same rights and privileges. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future quarterly periods as long as the Plan remains in effect.

    Any employee participating in the Plan or receiving shares of Common Stock hereunder shall have no rights with respect to continuation of employment with the Corporation or any subsidiary, nor with respect to continuation of any particular Corporation business, policy or product, including the Plan.

6.  Deductions.  Any employee electing to participate in the Plan must authorize
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a whole percentage (not less than 1% nor more than 10%) or a whole dollar amount
(not less than $10.00) of the employee's regular pay to be deducted by the Corporation from the employee's regular pay during each quarterly period, provided that in no event may such percentage or amount result in total deductions of less than $100.00 per quarterly period for such employee.

    Notwithstanding the foregoing, no employee shall be entitled to purchase shares of Common Stock under the Plan with an aggregate fair market value (determined at date of grant) exceeding $6,250 per quarterly period; and furthermore, no employee shall be permitted to purchase shares of common stock under all the employee stock purchase plans of the Corporation and its subsidiaries at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the options are granted) per calendar year in which any such option granted to such employee is outstanding at any time.

    An employee may elect to have amounts deducted from his or her pay, as described above, by delivering to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form stating the percentage or amount to be deducted. If an employee has not filed such a standing election prior to the commencement date of a quarterly period, he or she will be deemed to have elected not to have any of his or her pay withheld. Deductions may be increased or decreased during a quarterly period by filing a new standing election, which will be effective during the first full pay period subsequent to its filing and processing.

    No employee will be permitted to make contributions for any period during which he or she is not receiving pay from the Corporation or one of its present or future designated subsidiaries.

7.  Issuance of Shares.  On the last trading day of each quarterly period so
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long as the Plan shall remain in effect, and provided the employee has not before that date advised the Corporation that he or she elects to withdraw his or her entire account, the Corporation shall apply the funds in the employee's account as of that date to the purchase of authorized but unissued, or reacquired, shares of Common Stock in units of one share or whole multiples thereof.

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    The cost to each employee for the shares of Common Stock so purchased shall be eighty-five percent (85%) of the lower of the fair market value of the Common Stock on the first trading day of the quarterly period (the "date of grant") and the fair market value of the Common Stock on the last trading day of the quarterly period (the "date of exercise"), determined as follows:

    (1) The fair market value of the shares on the date of the grant shall be the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or if its stock is quoted on the Nasdaq National Market the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of grant; and

    (2) The fair market value of the shares on the date of exercise shall be the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or if its stock is quoted on the Nasdaq National Market the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of exercise.

    Any amount remaining in an employee's account at the end of a quarterly period after application to the purchase of shares of Common Stock shall be refunded to the employee, except that any amount remaining in an employee's account equal to less than the sum required to purchase one share shall, unless otherwise requested by the employee, be held in the employee's account for use during the next quarterly period. Any amount remaining in such employee's account by reason of his or her prior election to withdraw his or her entire account shall be disbursed to the employee within 30 days following such election. The Corporation shall as expeditiously as possible after the last day of each quarterly period issue to the employee entitled thereto the certificate evidencing the shares of Common Stock issuable to him or her as provided herein.

    Notwithstanding anything above to the contrary, (a) if the aggregate number of shares of Common Stock employees desire to purchase at the end of any quarterly period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such employees in proportion to their contributions during the quarterly period (but no fractional shares shall be issued); and (b) no funds in an employee's account shall be applied to the purchase of shares and no shares hereunder shall be issued unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

8.  Termination of Participation.  An employee's participation in the Plan will
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be terminated when the employee (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged from the Corporation and all of its present or future designated subsidiaries or (c) dies. Upon termination of participation, the employee shall not be entitled to rejoin the Plan until the first day of the quarterly period immediately following the quarterly period in which the termination of participation occurs. Upon

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termination of participation, the employee shall be entitled to the amount of his or her individual account within thirty (30) days.

    If, prior to the last day of the quarterly period, the designated subsidiary by which an employee is employed shall cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a designated subsidiary, the employee shall be deemed to have been discharged from the Corporation and all designated subsidiaries for purposes of the Plan.

9.  Beneficiary.  Each employee may file a written designation of a beneficiary
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who is to receive any shares of Common Stock credited to such employee's account under the Plan in the event of the death of such employee prior to delivery to such employee of the certificates for such shares. Such designation may be changed by the employee at any time by written notice received by the Corporation.

    Upon the death of an employee, his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such employee, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the employee indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

10. Administration of the Plan.  The Plan shall be administered by the
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Compensation Committee of the Board of Directors of the Corporation.  All terms of the Plan shall be subject to interpretation by the Compensation Committee of the Board of Directors whose decision shall be final and binding on all parties. All costs and expenses incurred in administering the Plan shall be paid by the Corporation.

11. Modification and Termination.  The Corporation expects to continue the Plan
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until such time as the shares of Common Stock reserved for issuance under the
Plan have been sold. The Corporation reserves, however, the right to amend, alter or terminate the Plan in its discretion. Upon termination of the Plan, each employee shall be entitled to the amount of his or her individual account within thirty (30) days after such termination.

12. Adjustments upon Changes in Capitalization; Change of Control.  Appropriate
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and proportionate adjustments shall be made in the number and class of shares of stock subject to this Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or other similar change in the capital structure of the Corporation.

    If the Corporation shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Corporation immediately prior to such merger or consolidation do not continue to hold at least 50% by voting power of the capital stock of the surviving corporation, or in the event of a sale of all or substantially all of the assets of the Corporation, all outstanding options under the Plan shall be deemed

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cancelled as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an option, and each holder of an option shall have the right to exercise such option in full based on payroll deductions then credited to his account as of a date determined by the Board of Directors.

13. Transferability of Rights.  No rights of any employee under this Plan shall
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be transferable by him or her, by operation of law or otherwise, except to the extent that an employee is permitted to designate a beneficiary or beneficiaries as herein above provided, and except to the extent permitted by will or the laws of descent and distribution if no such beneficiary be designated.

14. Participation in Other Plans.  Nothing herein contained shall affect an
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employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or programs of the Corporation.

15. Applicable Law.  The interpretation, performance and enforcement of this
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Plan shall be governed by the laws of the State of Delaware.

16. Notification upon Sale of Shares.  Each employee agrees, by participating
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in the Plan, to promptly give the Corporation notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the option pursuant to which such shares were purchased or one year after the date of exercise of the option.

17. Effective Date of Plan; Governmental Regulation.  The Plan was effective on
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February 1, 1995.  The Plan was amended and restated on June 9, 2000, effective
August 1, 2000. The Corporation's obligation to offer, sell or deliver shares of Common Stock under the Plan is subject to any governmental approval required in connection with the authorized issuance or sale of such shares and is further subject to the determination by the Corporation that is has complied with all applicable securities laws.

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